Exhibit 23

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-29478 and Form S-8 No. 333-16737) pertaining to the Thrift Plan Plus for Employees of Media General, Inc., of our report dated June 1, 1999, with respect to the financial statements and schedules of the Thrift Plan Plus for Employees of Media General, Inc., included in this Annual Report (Form 11-K) for the year ended December 31, 1998.



                                              Ernst & Young LLP


Richmond, Virginia
June 23, 1999